                                    BY-LAWS


                                       OF


                  UNITED STATES FINANCIAL GROUP, INCORPORATED


                                   ARTICLE I

                                    OFFICES
                                    -------

             1.1 Registered Office: The registered office shall be established and maintained at and shall be the registered agent of the Corporation in charge hereof.

             1.2 Other Offices: The corporation may have other offices. either within or without the State of Delaware at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require, provided, however, that the corporation's books and records shall be maintained at such place within the continental United States as the Board of Directors shall from time to time designate.


                                   ARTICLE II

                                  STOCKHOLDERS
                                  ------------

             2.1 Place of Stockholders' Meetings: All meetings of the stockholders of the corporation shall be held at such place or places within or outside the State of Delaware as may be fixed by the Board of Directors from time to time or as shall be specified in the respective notices thereof.

             2.2 Date and Hour of Annual Meetings of Stockholders: An annual meeting of stockholders shall be held each year within five months after the close of the fiscal year of the Corporation.

             2.3 Purpose of Annual Meetings: At each annual meeting, the stockholders shall elect the members of the Board of Directors for the succeeding year. At any such annual meeting any further proper business may be transacted.

             2.4 Special Meetings of Stockholders: Special meetings of the stockholders or of any class or series thereof entitled to vote may be called by the President or by the Chairman of the Board of Directors, or at the request in writing by stockholders of record owning at least fifty (50%) percent of the issued and outstanding voting shares of common stock of the corporation.

                                     By-Laws-1

             2.5 Notice of Meetings of Stockholders: Except as otherwise expressly required or permitted by law, not less than ten days nor more than sixty days before the date of every stockholders' meeting the Secretary shall give to each stockholder of record entitled to vote at such meeting, written notice, send personally by mail or by telegram, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice if mailed shall be deemed to be given when deposited in the United States mail. postage prepaid, directed to the stockholder at his address for notices to such stockholder as it appears on the records of the corporation.

             2.6 Quorum of Stockholders: (a) Unless otherwise provided by the Certificate of Incorporation or by law, at any meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

                (b) At any meeting of the stockholders at which a quorum shall be present, a majority of voting stockholders, present in person or by proxy, may adjourn the meeting from time to time without notice other than announcement at the meeting. In the absence of a quorum, the officer presiding thereat shall have power to adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting, other than announcement at the meeting, shall not be required to be given except as provided in paragraph (d) below and except where expressly required by law.

                (c) At any adjourned session at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournrnents thereof, unless a new record date is fixed by the Board of Directors.

                (d) If an adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

             2.7 Chairman and Secretary of Meeting: The President, shall preside at meetings of the stockholders. The Secretary shall act as secretary of the meeting or if he is not present, then the presiding officer may appoint a person to act as secretary of the meeting.

             2.8 Voting by Stockholders: Except as may be otherwise provided by the Certificate of Incorporation or these by-laws, at every meeting of the stockholders each stockholder shall be entitled to one vote for each share of voting stock standing in his name on the books of the corporation on the record date for the meeting. Except as otherwise provided by these by-laws, all elections and questions shall be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting.

                                     By-Laws-2

             2.9 Proxies: Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy. Every proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney-in-fact, but need not be dated, sealed, witnessed or acknowledged.

             2.10 Inspectors: The election of directors and any other vote by ballot at any meeting of the stockholders shall be supervised by at least two inspectors. Such inspectors may be appointed by the presiding officer before or at the meeting; or if one or both inspectors so appointed shall revise to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting.

             2.11 List of Stockholders: (a) At least ten days before every meeting of stockholders, the Secretary shall prepare and make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

                (b) During ordinary business hours, for a period of at least ten days prior to the meeting, such list shall be open to examination by any stockholder for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

                (c) The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and it may be inspected by any stockholder who is present.

                (d) The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 2.11 or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

             2.12 Procedure at Stockholders' Meetings: Except as otherwise provided by these by-laws or any resolutions adopted by the stockholders or Board of Directors, the order of business and all other matters of procedure at every meeting of stockholders shall be determined by the presiding officer.

             2.13 Action By Consent Without Meeting: Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                     By-Laws-3

                                  ARTICLE III

                                   DIRECTORS
                                   ---------

             3.1 Powers of Directors: The property, business and affairs of the corporation shall be managed by its Board of Directors which may exercise all the powers of the corporation except such as are by the law of the State of Delaware or the Certificate of Incorporation or these by-laws required to be exercised or done by the stockholders.

             3.2 Number, Method of Election, Terms of Office of Directors: The number of directors which shall constitute the Board of Directors shall be one (1) unless and until otherwise determined by a vote of a majority of the entire Board of Directors. Each Director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, provided however, that a director may resign at any time. Directors need not be stockholders.

             3.3 Vacancies on Board of Directors; Removal: (a) Any director may resign his office at any time by delivering his resignation in writing to the Chairman of the Board or to the President. It will take effect at the time specified therein or, if no time is specified, it will be effective at the time of its receipt by the corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

                (b) Any vacancy in the authorized number of directors may be filled by majority vote of the stockholders and any director so chosen shall hold office until the next annual election of directors by the stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal.

                (c) Any director may be removed with or without cause at any time by the majority vote of the stockholders given at a special meeting of the stockholders called for that purpose.

             3.4 Meetings of the Board of Directors: (a) The Board of Directors may hold their meetings, both regular and special, either within or outside the State of Delaware.

                (b) Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be determined by resolution of the Board of Directors. No notice of such regular meetings shall be required. If the date designated for any regular meeting be a legal holiday, then the meeting shall be held on the next day which is not a legal holiday.

                (c) The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of the stockholders for the election of officers and the transaction of such other business as may come before it. If such meeting is held at the place of the stockholders' meeting, no notice thereof shall be required.

                                     By-Laws-4

                (d) Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board or the President or at the written request of any one director.

                (e) The Secretary shall give notice to each director of any special meeting of the Board of Directors by mailing the same at least three days before the meeting or by telegraphing, telexing, or delivering the same not later than the date before the meeting.

                Unless required by law such notice need not include a statement of the business to be transacted at, or the purpose of any such meeting. Any and all business may be transacted at any meeting of the Board of Directors. No notice of any adjourned meeting need be given. No notice to or waiver by any director shall be required with respect to any meeting at which the director is present.

             3.5 Quorum and Action: Unless provided otherwise by law or by the Certificate of Incorporation or these by-laws, a majority of the Directors shall constitute a quorum for the transaction of business but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. The vote of a majority of the Directors present at any meeting at which a quorum is present shall be necessary to constitute the act of the Board of Directors.

             3.6 Presiding Officer and Secretary of the Meeting: The President, or, in his absence a member of the Board of Directors selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in his absence the presiding officer may appoint a secretary of the meeting.

             3.7 Action by Consent Without Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or committee.

             3.8 Action by Telephonic Conference: Members of the Board of Directors, or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

             3.9 Committees: The Board of Directors shall, by resolution or resolutions passed by a majority of Directors designate one or more committees, each of such committees to consist of one or more Directors of the Corporation, for such purposes as the Board shall determine. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

                                     By-Laws-5

             3.10 Compensation of Directors: Directors shall receive such reasonable compensation for their service on the Board of Directors or any committees thereof, whether in the form of salary or a fixed fee for attendance at meetings, or both with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any Director from serving in any other capacity and receiving compensation therefor.

                                   ARTICLE IV


                                    OFFICERS
                                    --------

             4.1 Officers. Title, Elections, Terms: (a) The elected officers of the corporation shall be a President. a Treasurer and a Secretary, and such other officers as the Board of Directors shall deem advisable. The officers shall be elected by the Board of Directors at its annual meeting following the annual meeting of the stockholders, to serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election and until their successors are elected and qualified.

                (b) The Board of Directors may elect or appoint at any time, and from time to time, additional officers or agents with such duties as it may deem necessary or desirable. Such additional officers shall serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election or appointment. Two or more offices may be held by the same person.

                (c) Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

                (d) Any officer may resign his office at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time has been specified, at the time of its receipt by the corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

                (e) The salaries of all officers of the corporation shall be fixed by the Board of Directors.

             4.2 Removal of Elected Officers: Any elected officer may be removed at any time, either with or without cause, by resolution adopted at any regular or special meeting of the Board of Directors by a majority of the Directors then in office.

             4.3 Duties: (a) President: The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall supervise and control all the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect (unless any such order or resolution shall provide otherwise), and in general shall perform all duties incident to the office

                                     By-Laws-6
of president and such other duties as may be prescribed by the Board of Directors from time to time.

                (b) Treasurer: The Treasurer shall (1) have charge and custody of and be responsible for all funds and securities of the Corporation; (2) receive and give receipts for moneys due and payable to the corporation from any source whatsoever; (3) deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositories as shall be selected by resolution of the Board of Directors; and (4) in general perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. He shall, if required by the Board of Directors, give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

                (c) Secretary: The Secretary shall (1) keep the minutes of the meetings of the stockholders, the Board of Directors, and all committees, if any, of which a secretary shall not have been appointed, in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; (3) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal, is duly authorized; (4) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (5) have general charge of stock transfer books of the Corporation; and (6) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.


                                   ARTICLE V

                                 CAPITAL STOCK
                                 -------------

                5.1 Stock Certificates: (a) Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the President and by the Treasurer or the Secretary, certifying the number of shares owned by him.

                (b) If such certificate is countersigned by a transfer agent other than the corporation or its employee, or by a registrar other than the corporation or its employee, the signatures of the officers of the corporation may be facsimiles, and, if permitted by law, any other signature may be a facsimile.

                (c) In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

                                     By-Laws-7

                (d) Certificates of stock shall be issued in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors, and shall be numbered and registered in the order in which they were issued.

                (e) All certificates surrendered to the corporation shall be canceled with the date of cancellation, and shall be retained by the Secretary, together with the powers of attorney to transfer and the assignments of the shares represented by such certificates, for such period of time as shall be prescribed from time to time by resolution of the Board of Directors.

             5.2 Record Ownership: A record of the name and address of the holder of such certificate, the number of shares represented thereby and the date of issue thereof shall be made on the corporation's books. The corporation shall be entitled to treat the holder of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by law.

             5.3 Transfer of Record Ownership: Transfers of stock shall be made on the books of the corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefore and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the corporation for transfer, both the transferor and the transferee request the corporation to do so.

             5.4 Lost, Stolen or Destroyed Certificates: Certificates representing shares of the stock of the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board of Directors from time to time may authorize.

             5.5 Transfer Agent; Registrar; Rules Respecting Certificates: The corporation may maintain one or more transfer offices or agencies where stock of the corporation shall be transferable. The corporation may also maintain one or more registry offices where such stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.

             5.6 Fixing Record Date for Determination of Stockholders of
Record: The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, or the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or to express consent to corporate action in writing without a meeting, or in order to make a determination of the stockholders for the purpose of any other lawful action. Such record date in any case shall be not more than sixty days nor less than ten days before the date of a meeting of the stockholders, nor more than sixty days prior to any other action requiring such determination of the stockholders. A determination of stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment

                                     By-Laws-8
of the meeting; provided however, that the Board of Directors may fix a new record date for the adjourned meeting.

             5.7 Dividends: Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefore at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the corporation.


                                   ARTICLE VI

                       SECURITIES HELD BY THE CORPORATION
                       ----------------------------------


             6.1 Voting: Unless the Board of Directors shall otherwise order, the President, the Secretary or the Treasurer shall have full power and authority, on behalf of the corporation, to attend, act and vote at any meeting of the stockholders of any corporation in which the corporation may hold stock. and at such meeting to exercise any or all rights and powers incident to the partnership of such stock, and to execute on behalf of the corporation a proxy or proxies empowering another or others to act as aforesaid. The Board of Directors from time to time may confer like powers upon any other person or persons.

             6.2 General Authorization to Transfer Securities Held by the
                 Corporation
      (a) Any of the following officers, to wit: the President and the Treasurer shall be, and they hereby are, authorized and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidence of indebtedness, or other securities now or hereafter standing in the name of or owned by the corporation, and to make, execute and deliver, under the seal of the corporation, any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

                (b) Whenever there shall be annexed to any instrument of assignment and transfer executed pursuant to and in accordance with the foregoing paragraph (a), a certificate of the Secretary of the corporation in office at the date of such certificate setting forth the provisions of this
Section 6.2 and stating that they are in full force and effect and setting forth the names of persons who are then officers of the corporation, then all persons to whom such instrument and annexed certificate shall thereafter come, shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the corporation, and that with respect to such securities the authority of these provisions of the by-laws and of such officers is still in full force and effect.

                                     By-Laws-9

                                  ARTICLE VII

                                 MISCELLANEOUS
                                 -------------

             7.1 Signatories: All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

             7.2 Seal: The seal of the corporation shall be in such form and shall have such content as the Board of Directors shall from time to time determine.

             7.3 Notice and Waiver of Notice: Whenever any notice of the time, place or purpose of any meeting of the stockholders, directors or a committee is required to be given under the law of the State of Delaware, the Certificate of Incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the holding thereof, or actual attendance at the meeting in person or, in the case of any stockholder, by his attorney-in-fact, shall be deemed equivalent to the giving of such notice to such persons.

             7.4 Indemnity: The corporation shall indemnify its directors, officers and employees to the fullest extent allowed by law, provided, however, that it shall be within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding, and provided further that nothing in this section 7.4 shall be deemed to obviate the necessity of the Board of Directors to make any determination that indemnification of the director, officer or employee is proper under the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145 of the Delaware General Corporation Law.

             7.5 Fiscal Year: Except as from time to time otherwise determined
by the Board of Directors, the fiscal year of the corporation shall end on     .

                                     By-Laws-10

                 RESOLUTIONS ADOPTED BY INCORPORATION DIRECTOR

                                       OF

                  UNITED STATES FINANCIAL GROUP, INCORPORATED


              The undersigned, being the sole Director of the Corporation named in the Articles of Incorporation. hereby adopts the following resolutions:

              (1) RESOLVED, that a copy of the Articles of Incorporation of the
                  Corporation, together with the original receipt showing payment of the statutory organization tax and filing fee, be inserted in the Minute Book of the Corporation.

              (2) RESOLVED, that the by-laws be, and the same hereby are, adopted as and for the by-laws of the Corporation, and that a copy thereof be placed in the Minute Book of the Corporation, directly following the Articles of Incorporation.

              (3) RESOLVED, that the following persons be, and they hereby are, elected as Directors of the Corporation, to serve until the first annual meeting of shareholders, and until their successors are elected and qualify:

                               Mohammad Ali Khan
                         -----------------------------

                         -----------------------------

                         -----------------------------


Dated: December 17, 1996
       -----------------
                                                -----------------------------
                                                 Incorporation Director

                   WAIVER OF NOTICE OF ORGANIZATIONAL MEETING


                                       OF


                               BOARD OF DIRECTORS


                                       OF


                   UNITED STATES FINANCIAL GROUP INCORPORATED



        We, the undersigned, being all of the Directors of the Corporation named in the Articles of Incorporation, hereby agree and consent that the first meeting of the Board of Directors of the Corporation be held on the date and time, and at the place designated hereunder, and do hereby waive all notice whatsoever of such meeting and of any adjournment or adjournments thereof.

        We do further agree and consent that any and all lawful business may be transacted at such meeting, or at any adjournment or adjournments thereof, as may be deemed advisable by the Directors present thereat. Any business transacted at such meeting or at any adjournment or adjournments thereof, shall be as valid and legal and of the same force and effect as if such meeting or adjourned meeting were held after notice.

            Place of Meeting   :   110 Wall Street, New York, N.Y. 10005

            Date of Meeting    :   December 17, 1996

            Time of Meeting    :   4:00 p.m.


Dated:
      -----------------------


                                              -----------------------------
                                                 Director


                                              -----------------------------
                                                 Director


                                              -----------------------------
                                                 Director

                            MINUTES OF FIRST MEETING

                                       OF

                               BOARD OF DIRECTORS

                                       OF

                   UNITED STATES FINANCIAL GROUP, INCORPORATED


           The first meeting of the Board of Directors of the above-captioned Corporation was held on the date, time and at the place set forth in the written Waiver of Notice signed by all the Directors, fixing such time and place, and prefixed to the minutes of this meeting.

           There were present the following:

                                     Mohammad Ali Khan


  being all the members of the Board of Directors.


       The meeting was called to order by  Mahammad Ali Khan

  It was moved, seconded and unanimously carried, that


             Mohammad Ali Khan       act as Temporary Chairman, and that

                    Asim Kohli       act as Temporary Secretary.

           The meeting then proceeded to the election of officers. Upon nominations duly made and seconded, the following were elected and qualified:

           President       :   Mohammad Ali Khan

Executive Vice-President   :   Asim Kohli

           Secretary       :   Asim Kohli

           Treasurer       :   Asim Kohli

        The President of the Corporation thereupon assumed the Chair, and the Secretary of the Corporation assumed his duties as Secretary of the meeting.


        The Secretary presented to the meeting:

        (1)   Copy of the Articles of Incorporation.

        (2) Copy of the By-Laws of the Corporation, as adopted by the Incorporation Director; and

        (3)   Resolutions adopted by the Incorporation Director.


        Upon motion duly made, seconded and unanimously carried, it was

        RESOLVED that all the acts taken and resolutions adopted by the Incorporation Director be, and they hereby are, approved, ratified and adopted by this Board of Directors.

        The Secretary submitted to the meeting a seal proposed for use as the corporate seal of the Corporation. Upon motion duly made, seconded and unanimously carried, it was


        RESOLVED, that the form of seal submitted to this meeting be, and it hereby is, approved and adopted as and for the corporate seal of this Corporation, and that an impression thereof be made on the margin of these minutes.

        There was presented to the meeting a specimen of a proposed certificate to represent the shares of the Corporation. Upon motion duly made, seconded and unanimously carried, it was

        RESOLVED. that the specimen form of certificate which has been presented to this meeting be, and the same hereby is, approved and adopted as the certificate to represent the shares of this Corporation; and it was further

        RESOLVED, that the specimen certificate so presented to the meeting be annexed to the minutes thereof.

        The banking arrangements of the Corporation were then discussed. After discussion, on motion duly made, seconded and carried, a proposed Secretarial Certificate to be furnished by the Secretary of the Corporation to Citibank, N.A. was unanimously approved, and the resolutions set forth in such Secretarial Certificate were unanimously adopted. A conformed copy of such Secretarial Certificate was ordered annexed to the minutes of the meeting.

        The Chairman presented to the meeting a certain written offer addressed to the Corporation by Mohammad Ali Khan, dated December 17, 1996 pertaining to the issuance of the shares of the Corporation. A discussion followed. Upon motion duly made, seconded and unanimously carried, it was

        RESOLVED, that the written offer dated              , pertaining to
        the issuance of shares by the Corporation be, and the same hereby is in all respects, approved for and on behalf of the Corporation; and it was further

        RESOLVED, that a copy of such written offer be annexed to the minutes of this meeting; and it was further

        RESOLVED, that the Corporation issue and deliver to Mohammad Ali Khan upon receipt of the consideration therefor pursuant to the terms of the aforesaid proposal, a certificate representing 1,000,000 shares of the Corporation, $. 0001 par value per share; and it was further

        RESOLVED, that the shares so issued shall be fully paid and non-assessable, and that the value of the aforesaid consideration and the stated capital with respect to such shares shall be one hundred dollars ($100)

        and it was further

        RESOLVED, that the officers of the Corporation be, and they hereby are, authorized, empowered and directed to take any and all steps, and to execute and deliver any and all instruments in connection with consummating the transaction contemplated by the aforesaid proposal and in connection with carrying the foregoing resolutions into effect.



                                     -5-A-

        There being no further business to come before the meeting, upon motion duly made. seconded and unanimously carried the same was adjourned.




                                                  -----------------------------
                                                    Secretary


Attest:


Board of Directors
------------------

-------------------------
  Mohammad Ali Khan

-------------------------

-------------------------

C1            INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE    1,000,000


                  UNITED STATES FINANCIAL GROUP, INCORPORATED


                   TOTAL AUTHORIZED ISSUE 40,000,000 SHARES



30,000,000 SHARES PAR VALUE             10,000,000 SHARES PAR VALUE $.0001 EACH
 $.0001 EACH COMMON STOCK                BLANK CHECK PREFERRED STOCK


                      See Legend Endorsed on Reverse Side


This is to certify that    Mohammed Ali Khan             is the owner of
                       ----------------------------------

                    -------------One Million--------------
-------------------------------------------------------------------------------
            FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
                  UNITED STATED FINANCIAL GROUP, INCORPORATED

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

WITNESS, the seal of the Corporation and the signatures of its duly authorized officers.


DATED: December 17, 1996

/s/                                                     /s/
-----------------------                                ------------------------
SECRETARY                                               PRESIDENT

C2           INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE    18,889,267


                  UNITED STATES FINANCIAL GROUP, INCORPORATED


                   TOTAL AUTHORIZED ISSUE 40,000,000 SHARES



30,000,000 SHARES PAR VALUE            10,000,000 SHARES PAR VALUES $.0001 EACH
 $.0001 EACH COMMON STOCK               BLANK CHECK PREFERRED STOCK


                      See Legend Endorsed on Reverse Side


This is to certify that    Mohammed Ali Khan             is the owner of
                       ----------------------------------

--Eighteen Million Eight Hundred Eighty-Nine Thousand Two Hundred Sixty-Seven--
-------------------------------------------------------------------------------
            FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
                  UNITED STATED FINANCIAL GROUP, INCORPORATED

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

WITNESS, the seal of the Corporation and the signatures of its duly authorized officers.


DATED: March 31, 1997

/s/                                                     /s/
-----------------------                                ------------------------
SECRETARY                                               PRESIDENT

C3          INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE     18,889,267


                 UNITED STATES FINANCIAL GROUP, INCORPORATED


                   TOTAL AUTHORIZED ISSUE 40,000,000 SHARES



30,000,000 SHARES PAR VALUE            10,000,000 SHARES PAR VALUES $.0001 EACH
 $.0001 EACH COMMON STOCK               BLANK CHECK PREFERRED STOCK


                      See Legend Endorsed on Reverse Side


This is to certify that    Mohammed Ali Khan             is the owner of
                       ----------------------------------

--Eighteen Million Eight Hundred Eighty-Nine Thousand Two Hundred Sixty-Seven--
-------------------------------------------------------------------------------
            FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
                  UNITED STATED FINANCIAL GROUP, INCORPORATED

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

WITNESS, the seal of the Corporation and the signatures of its duly authorized officers.


DATED: March 31, 1997

/s/                                                     /s/
-----------------------                                ------------------------
SECRETARY                                               PRESIDENT

               WAIVER OF NOTICE OF FIRST MEETING OF SHAREHOLDERS

                                       OF

                  UNITED STATES FINANCIAL GROUP, INCORPORATED



        We, the undersigned, being all of the shareholders of the Corporation, hereby agree and consent that the first meeting of shareholders of the Corporation be held on the date and time, and at the place designated hereunder, and do hereby waive all notice whatsoever of such meeting and of any adjournment or adjournrnents thereof.

        We do further agree and consent that any and all lawful business may be transacted at such meeting. or at any adjournment or adjoumments thereof, as may be deemed advisable by any shareholder present thereat. Any business transacted at such meeting. or at any adjournment or adjoumments thereof, shall be as valid and legal and of the same force and effect as if such meeting or adjourned meeting were held after notice.

           Place of Meeting  :  110 Wall Street, New York, N.Y. 10005

           Date of Meeting   :  December 17, 1996

           Time of Meeting   :  4:30 pm.

Dated: December l7, l997
       -----------------
                                               ------------------------
                                                 Shareholder

                                               ------------------------
                                                 Shareholder

                                               ------------------------
                                                 Shareholder

                    MINUTES OF FIRST MEETING OF SHAREHOLDERS


                                       OF


                  UNITED STATES FINANCIAL GROUP, INCORPORATED



        The first meeting of shareholders of the above captioned Corporation was held on the date, time and at the place set forth in the written Waiver of Notice signed by the shareholders, fixing such time and place, and prefixed to the minutes of this meeting.


        The meeting was called to order by the President, heretofore elected by the Board of Directors, and the following shareholders being all of the shareholders of the Corporation were present:

                               Mohammad Ali Khan


        There was presented to the meeting the following

        1. Copy of Articles of Incorporation;


        2. Copy of By-Laws of the Corporation, duly adopted by the Incorporation Directors;

        3. Resolutions adopted by the Incorporation Director;


        4. Minutes of First Meeting of Directors;


        5. Corporate certificate book;


        6. Corporate certificate record book.

        Upon motion duly made, seconded and unanimously carried, it was

        RESOLVED, that the items listed above have been examined by all shareholders, and are all approved and adopted, and that all acts taken and decisions reached. as set forth in such documents, be, and they hereby are, ratified and approved by the shareholders of the Corporation.

        There being no further business to come before the meeting, upon motion duly made, seconded and unanimously carried, the same was adjourned


                                                  ------------------------
                                                    Secretary




Attest:

-------------------

-------------------

-------------------